UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2018 (April 19, 2018)

LAREDO PETROLEUM, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2018, Laredo Petroleum, Inc. (the "Company") entered into the Third Amendment (the "Third Amendment") to the Fifth Amended and Restated Credit Agreement (as amended, the "Senior Secured Credit Facility") among the Company, as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and Garden City Minerals, LLC, as guarantors, and the banks signatory thereto. Among the more significant changes reflected in the Third Amendment are: (i) the Borrowing Base was increased from $1.0 billion to $1.3 billion; (ii) the Aggregate Elected Commitment Amount was increased from $1.0 billion to $1.2 billion; (iii) the maturity date was extended to April 19, 2023, provided that if either the January 2022 Notes or March 2023 Notes (each, as defined in the Senior Secured Credit Facility) have not been refinanced on or prior to the date (as applicable, the "Early Maturity Date") 90 days before their respective stated maturity dates, the Senior Secured Credit Facility will mature on such Early Maturity Date; (iv) margin applied to both Eurodollar and Adjusted Base Rate Loans and the fees charged in connection with letters of credit were reduced by 0.750%, in each case, at all levels of Borrowing Base utilization; (v) provision was made to permit the Administrative Agent and the Company to adopt a reference rate to replace the LIBOR Rate for purposes of determining the Eurodollar Rate in certain circumstances; (vi) the maximum Letter of Credit Exposure was increased from $20 million to $80 million; and (vii) the definitions of Permitted Investments and covenants limiting payment of dividends and other Distributions and Redemption of Senior Notes were modified to eliminate caps on the amounts of Permitted Investments, Distributions and Redemptions of Senior Notes, in each case, so long as (w) no Default or Event of Default exists or results therefrom, (x) undrawn Commitments are greater than or equal to 20% of Total Commitments, (y) the pro forma ratio of Consolidated Current Assets to Consolidated Current Liabilities is not less than 1.00 to 1.00 and (z) the pro forma Consolidated Total Leverage Ratio is not greater than 3.00 to 1.00. All capitalized terms above have the meanings ascribed to them in the Third Amendment or the Senior Secured Credit Facility, as applicable.

The foregoing description of the Third Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1
Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 19, 2018, among Laredo Petroleum, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and Garden City Minerals, LLC, as guarantors, and the banks signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Dated: April 23, 2018	By:	/s/ Richard C. Buterbaugh
Richard C. Buterbaugh
Executive Vice President & Chief Financial Officer